UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  October 27, 2009

Aspyra, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	001-13268	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Park Terrace Drive, Suite 220
Westlake Village, CA 91361
(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2009, Aspyra, Inc. (the “Company”) and James Helms, the Company’s Vice President Strategic Analysis entered into a separation agreement and general release (the “Agreement”). Pursuant to the Agreement the Company and Mr. Helms agreed as follows:

•	As a result of a management restructuring, Mr. Helms’s position will be eliminated effective November 13, 2009.

•	Mr. Helms will receive severance equal to twelve months of his base salary in effect as of November 13, 2009, to be paid in equal bi-weekly installments over eighteen months.

•	The Company shall pay COBRA benefits to Mr. Helms and his spouse for up to eighteen months.

•	The Company shall accelerate the vesting of options exercisable for 10,000 of the Company’s Common Stock previously granted to Mr. Helms pursuant to the Company’s 2005 Stock Incentive Plan.

•	The Company and Mr. Helms provided mutual general releases, subject to certain exceptions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Separation Agreement and General Release dated as of October 27, 2009 by and between Aspyra, Inc. and James R. Helms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2009	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement and General Release dated as of October 27, 2009 by and between Aspyra, Inc. and James R. Helms.